EXHIBIT 99.1

Fortune Brands Innovations Announces Fourth Quarter and

Full-Year 2025 Results

Highlights:

•
Q4 2025 sales were $1.1 billion, a decrease of 2 percent versus Q4 2024; sales excluding the impact of China were flat
•
Q4 2025 earnings per share (EPS) were $0.63, a decrease of 25 percent versus a year ago; EPS before charges / gains were $0.86, a decrease of 12 percent versus Q4 2024
•
Full-year 2025 sales were $4.5 billion, a decrease of 3 percent versus 2024; sales excluding the impact of China were down 1 percent
•
Full-year 2025 EPS were $2.47, a decrease of 34 percent versus a year ago; EPS before charges / gains were $3.61, a decrease of 12 percent versus 2024
•
Full-year 2026 guidance reflects continued uncertain external environment as Company remains focused on outperforming its end markets while executing initiatives to drive long-term margin improvements

DEERFIELD, Ill.--(BUSINESS WIRE)—February 12, 2026--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens, today announced fourth quarter and full-year 2025 results.

“In the fourth quarter and for the full year, our team navigated a challenging external environment. I’m proud of the way we responded to the external uncertainty while still driving meaningful progress across our strategic initiatives,” said Fortune Brands Chief Executive Officer Nicholas Fink. “However, we are not satisfied with our current profitability, and we are identifying further opportunities to structurally improve our performance and return the business to the level of profitability we expect. This includes taking decisive actions to refine our cost structure, optimize our operations and improve efficiency in a market that we believe will continue to be challenging.”

"In 2025, we outperformed our end market, and we remain confident in our strategy and will continue to invest in growth - specifically in brand building, meaningful innovation, and investing in our people. We are committed to operating with discipline today while positioning the business to win for years to come, particularly when markets return to growth,” said Fink.

Fourth Quarter 2025 Results

($ in millions, except per share amounts)

Unaudited

Q4 2025 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q4 2025 GAAP	$1,077.5	$121.6	11.3%	$0.63
Change	(2.4%)	(31.8%)	(480) bps	(25.0%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q4 2025 Non-GAAP	$1,077.5	$158.3	14.7%	$0.86
Change	(2.4%)	(12.8)%	(170) bps	(12.2%)

Q4 2025 Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations	$616.8	(4.3%)	22.2%	(130) bps	22.8%	(90) bps
Outdoors	$294.9	(2.7%)	8.0%	(990) bps	14.2%	(400) bps
Security	$165.8	5.9%	8.1%	(80) bps	13.4%	410 bps

Full-Year 2025 Results

($ in millions, except per share amounts)

Unaudited

Full-Year 2025 Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
FY 2025 GAAP	$4,463.2	$516.1	11.6%	$2.47
Change	(3.2%)	(30.1%)	(440) bps	(34.1%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
FY 2025 Non-GAAP	$4,463.2	$699.4	15.7%	$3.61
Change	(3.2%)	(10.4%)	(120) bps	(12.4%)

Full-Year 2025 Segment Results

	Net Sales	Change	Operating Margin	Change	Operating Margin Before Charges/Gains	Change
Water Innovations	$2,447.6	(4.6%)	22.2%	(100) bps	23.3%	(20) bps
Outdoors	$1,323.0	(2.0%)	6.3%	(840) bps	13.3%	(280) bps
Security	$692.6	(0.2%)	11.5%	(300) bps	15.1%	(100) bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet and generated $208.2 million of operating cash flow and $183.7 million of free cash flow in the quarter. For the full year, the Company generated $478.6 million of operating cash flow and $366.8 million of free cash flow, which represents a cash conversion ratio of over 120 percent. The Company finished the year with $1,126.6 million of liquidity. The Company recently extended its existing $1.25 billion Senior Unsecured Revolving Credit Facility for an additional five-year term.

As of the end of the fourth quarter 2025:

Net debt	$2.3 billion
Net debt to EBITDA before charges / gains	2.6x
Cash	$264.0 million
Amount available under revolving credit facility	$862.6 million

2026 Full-Year Guidance

“Our full-year 2026 guidance reflects a measured planning approach, given continued uncertainty around the timing and pace of improvement in our end markets. I am confident in our ability to continue executing at a high level, supported by our cost discipline, and our strong balance sheet and cash flow. Further, we are taking actions to optimize our footprint and sharpen resource allocation towards our highest-growth opportunities, which should be visible as we exit the year and benefit our earnings trajectory into the future,” said Fortune Brands Chief Financial Officer Jon Baksht.

2026 Full-Year Guidance
TOTAL COMPANY FINANCIAL METRICS
Net sales	Flat to 2.0%
EPS before charges / gains	$3.35 to $3.65

2026 Market and Financial Assumptions

2026 Full-Year Assumptions
MARKET
Global market	Down low single digits
U.S. market	Down low single digits
U.S. R&R	Down low single digits
U.S. SFNC	Down mid single digits
China market	Down low double digits
TOTAL COMPANY FINANCIAL METRICS
Operating margin before charges / gains	14.5% to 15.5%
Cash flow from operations	$540 million to $560 million
Free cash flow	$400 million to $450 million
SEGMENT FINANCIAL METRICS
Water Innovations net sales	Flat to 2.0%
Water Innovations operating margin before charges / gains	22.0% to 23.0%
Outdoors net sales	(0.5%) to 1.5%
Outdoors operating margin before charges / gains	11.5% to 12.5%
Security net sales	Flat to 3.0%
Security operating margin before charges / gains	15.5% to 16.5%

OTHER ITEMS
Corporate expense	$155 million to $165 million
Interest expense	$110 million to $115 million
Capex	$110 million to $140 million
Tax rate	24.0% to 24.5%
Share count	120.0 million to 120.5 million

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains on a full Company and segment basis, EPS before charges / gains, and free cash flow), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains, and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call and earnings presentation will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN) is an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens. The Company makes innovative products for residential and commercial environments, with a growing focus on digital solutions and products that add luxury, contribute to safety and enhance sustainability. The Company’s trusted brands include Moen, House of Rohl, Aqualisa, SpringWell, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe and Yale residential. Learn more at www.fbin.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our expectations for the markets in which we operate, general business strategies, expected impacts from recently-announced organizational and leadership changes, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions or de-risking initiatives, the expected impact of acquisitions, dispositions and other strategic transactions, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned,” “confident,” “opportunity,” “focus,” "on track" and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks relating to rapidly evolving technological change, (vii) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (viii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (ix) delays or outages in our information technology systems or computer networks or breaches of our information technology systems or other cybersecurity incidents, (x) risks associated with doing business globally, including changes in trade-related tariffs (including recent U.S. tariffs announced or imposed on China, Canada, Mexico and other countries and any reciprocal actions taken by such countries) and risks with uncertain trade environments, (xi) risks associated with the disruption of operations, including as a result of severe weather events, (xii) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xiii) risks associated with strategic acquisitions, divestitures and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiv) impairments in the carrying value of goodwill or other acquired intangible assets, (xv) risks of increases in our defined benefit-related costs and funding requirements, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) potential liabilities and costs from claims and litigation, (xx) changes in government and industry regulatory standards, (xxi) future tax law changes or the interpretation of existing tax laws, and (xxii) our ability to secure and protect our intellectual property rights. These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 28, 2024. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, general and administrative expenses before charges/gains, net debt, net debt to EBITDA before charges / gains, net sales excluding the impact of China, free cash flow and cash conversion ratio (defined as free cash flow divided by GAAP net income). These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Innovations, Inc.

INVESTOR CONTACT:

Curt Worthington

Investor.Questions@fbin.com

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
Net sales (GAAP)	December 27, 2025	December 28, 2024	$ Change	% Change	December 27, 2025	December 28, 2024	$ Change	% Change
Water	616.8	644.6	(27.8)	(4.3)	2,447.6	2,564.6	(117.0)	(4.6)
Outdoors	294.9	303.0	(8.1)	(2.7)	1,323.0	1,350.1	(27.1)	(2.0)
Security	165.8	156.5	9.3	5.9	692.6	694.3	(1.7)	(0.2)
Total net sales	1,077.5	1,104.1	(26.6)	(2.4)	4,463.2	4,609.0	(145.8)	(3.2)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	$ Change	% Change	December 27, 2025	December 28, 2024	$ Change	% Change
WATER
Operating income (GAAP)	137.1	151.4	(14.3)	(9.4)	542.2	595.1	(52.9)	(8.9)
Restructuring charges	0.7	1.0	(0.3)	(26.0)	21.0	5.9	15.1	256.6
Other charges/(gains)
Cost of products sold	(0.8)	0.1	(0.9)	(900.0)	-	2.5	(2.5)	(100.0)
Selling, general and administrative expenses	0.1	-	0.1	100.0	3.8	-	3.8	100.0
Amortization of inventory step-up (e)	-	-	-	-	-	0.3	(0.3)	(100.0)
Asset impairment charge (f)	3.5	-	3.5	100.0	3.5	-	3.5	100.0
Operating income before charges/gains (a)	140.6	152.5	(11.9)	(7.8)	570.5	603.8	(33.3)	(5.5)

OUTDOORS
Operating income (GAAP)	23.7	54.1	(30.4)	(56.2)	83.5	198.0	(114.5)	(57.8)
Restructuring charges	0.6	0.1	0.5	500.0	5.5	5.0	0.5	10.0
Other charges/(gains)
Cost of products sold	(0.6)	1.0	(1.6)	(160.0)	8.2	14.8	(6.6)	(44.6)
Selling, general and administrative expenses	-	-	-	-	7.2	0.2	7.0	3,500.0
Asset impairment charge (f)	-	-	-	-	50.1	-	50.1	100.0
Manufacturing facility fire (g)	18.1	-	18.1	100.0	21.1	-	21.1	100.0
Operating income before charges/gains (a)	41.8	55.2	(13.4)	(24.3)	175.6	218.0	(42.4)	(19.4)

SECURITY
Operating income (GAAP)	13.5	13.9	(0.4)	(2.9)	79.9	100.4	(20.5)	(20.4)
Restructuring charges	0.4	0.7	(0.3)	(42.9)	7.8	3.8	4.0	105.3
Other charges/(gains)
Cost of products sold	(0.4)	-	(0.4)	(100.0)	3.4	7.7	(4.3)	(55.8)
Selling, general and administrative expenses	8.7	-	8.7	100.0	13.8	-	13.8	100.0
Operating income before charges/gains (a)	22.2	14.6	7.6	52.1	104.9	111.9	(7.0)	(6.3)

CORPORATE
Corporate expense (GAAP)	(52.7)	(41.1)	(11.6)	(28.2)	(189.5)	(155.6)	(33.9)	(21.8)
Restructuring charges	1.4	0.4	1.0	(250.0)	18.1	1.5	16.6	1,106.7
Other charges/(gains)
Selling, general and administrative expenses	5.0	-	5.0	(100.0)	16.8	0.6	16.2	(2,701.7)
ASSA transaction expenses (d)	-	-	-	-	-	0.4	(0.4)	100.0
Transformation costs (h)	-	-	-	-	3.0	-	3.0	(100.0)
General and administrative expenses before charges/gains (a)	(46.3)	(40.7)	(5.6)	(13.8)	(151.6)	(153.1)	1.5	1.0

TOTAL COMPANY
Operating income (GAAP)	121.6	178.3	(56.7)	(31.8)	516.1	737.9	(221.8)	(30.1)
Restructuring charges	3.1	2.2	0.9	42.7	52.4	16.2	36.2	223.5
Other charges/(gains)
Cost of products sold	(1.8)	1.1	(2.9)	(263.6)	11.6	25.0	(13.4)	(53.6)
Selling, general and administrative expenses	13.8	-	13.8	100.0	41.6	0.8	40.8	5,101.3
ASSA transaction expenses (d)	-	-	-	-	-	0.4	(0.4)	(100.0)
Amortization of inventory step-up (e)	-	-	-	-	-	0.3	(0.3)	(100.0)
Asset impairment charge (f)	3.5	-	3.5	100.0	53.6	-	53.6	100.0
Transformation costs (h)	-	-	-	-	3.0	-	3.0	100.0
Manufacturing facility fire (g)	18.1	-	18.1	100.0	21.1	-	21.1	100.0
Operating income before charges/gains (a)	158.3	181.6	(23.3)	(12.8)	699.4	780.6	(81.2)	(10.4)

(a) (d) (e) (f) (g) (h) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(In millions)

(Unaudited)

	December 27, 2025	December 28, 2024

Assets
Current assets
Cash and cash equivalents	$264.0	$381.1
Accounts receivable, net	513.1	514.4
Inventories	1,024.9	960.3
Other current assets	172.2	151.6
Total current assets	1,974.2	2,007.4

Property, plant and equipment, net	805.9	999.2
Goodwill	2,006.4	1,992.0
Other intangible assets, net of accumulated amortization	1,231.7	1,297.2
Assets held for sale	113.8	3.2
Other assets	388.6	262.8
Total assets	$6,520.6	$6,561.8

Liabilities and equity
Current liabilities
Short-term debt	$-	$499.6
Accounts payable	524.6	513.9
Other current liabilities	547.0	588.8
Total current liabilities	1,071.6	1,602.3

Long-term debt	2,544.9	2,173.7
Deferred income taxes	146.9	117.4
Other non-current liabilities	368.6	246.4
Total liabilities	4,132.0	4,139.8

Stockholders' equity	2,388.6	2,422.0
Total equity	2,388.6	2,422.0
Total liabilities and equity	$6,520.6	$6,561.8

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024
Operating activities
Net income	$298.8	$471.9
Depreciation and amortization	194.4	193.6
Non-cash lease expense	51.6	38.6
Deferred taxes	32.3	0.2
Asset impairment charge	53.6	-
Other non-cash items	21.2	54.9
Changes in assets and liabilities, net	(173.3)	(91.4)
Net cash provided by operating activities	$478.6	$667.8

Investing activities
Capital expenditures	$(111.8)	$(193.3)
Proceeds from the disposition of assets	6.9	26.9
Cost of acquisitions, net of cash acquired	-	(135.4)
Other investing activities, net	-	(1.1)
Net cash used in investing activities	$(104.9)	$(302.9)
Financing activities
Increase in debt, net	$(130.0)	$-
Proceeds from the exercise of stock options	4.5	15.5
Treasury stock purchases	(247.8)	(240.4)
Dividends to stockholders	(120.6)	(119.6)
Other items, net	(9.4)	(18.9)
Net cash provided by financing activities	$(503.3)	$(363.4)

Effect of foreign exchange rate changes on cash	$11.5	$(11.5)

Net increase (decrease) in cash and cash equivalents	$(118.1)	$(10.0)
Cash, cash equivalents and restricted cash* at beginning of period	385.5	395.5
Cash, cash equivalents and restricted cash* at end of period	$267.4	$385.5

*Restricted cash of $1.4 million and $2.0 million is included in Other current assets and Other assets, respectively, as of December 27, 2025. Restricted cash of $1.3 million and $3.1 million is included in Other current assets and Other assets, respectively, as of December 28, 2024.

FORTUNE BRANDS INNOVATIONS, INC.

CASH FLOW FROM OPERATIONS (GAAP) TO FREE CASH FLOW AND CASH CONVERSION

(In millions)

(Unaudited)

FREE CASH FLOW	Thirteen Weeks Ended
December 27, 2025

Cash flow from operations (GAAP)	$208.2
Less:
Capital expenditures	24.5
Free cash flow (i)	$183.7

	Fifty-Two Weeks Ended		2026 Full Year
	December 27, 2025	December 28, 2024	Estimate

Cash flow from operations (GAAP)	$478.6	$667.8	$540 to $560
Less:
Capital expenditures	$111.8	$193.3	$110 to $140
Free cash flow (i)	$366.8	$474.5	$400 to $450

CASH CONVERSION RATIO	Fifty-Two Weeks Ended
December 27, 2025

Free cash flow (i)	$366.8
Net Income	$298.8
Cash conversion ratio (k)	122.8%

(i) (k) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	% Change	December 27, 2025	December 28, 2024	% Change

Net sales	1,077.5	1,104.1	(2.4)	4,463.2	4,609.0	(3.2)

Cost of products sold	605.3	596.4	1.5	2,473.8	2,542.7	(2.7)
Selling, general and administrative expenses	325.2	309.3	5.1	1,292.1	1,239.1	4.3
Amortization of intangible assets	18.8	18.0	4.4	75.2	73.1	2.9
Asset impairment charge	3.5	-	NM	53.6	-	NM
Restructuring charges	3.1	2.1	47.6	52.4	16.2	223.5
Operating income	121.6	178.3	(31.8)	516.1	737.9	(30.1)
Interest expense	26.8	27.9	(3.9)	115.2	120.5	(4.4)
Other (income)/expense, net	1.6	17.1	(90.6)	(4.1)	11.9	(134.5)
Income before taxes	93.2	133.3	(30.1)	405.0	605.5	(33.1)
Income tax	16.8	28.2	(40.4)	106.2	133.6	(20.5)
Net income	76.4	105.1	(27.3)	298.8	471.9	(36.7)

Diluted earnings per common share
Net income	0.63	0.84	(25.0)	2.47	3.75	(34.1)

Diluted average number of shares outstanding	120.4	125.1	(3.8)	121.2	125.7	(3.6)

NM = Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.

(In millions)

(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	% Change	December 27, 2025	December 28, 2024	% Change

Net Income	76.4	105.1	(27.3)	298.8	471.9	(36.7)

Depreciation *	25.6	25.9	(1.2)	99.7	95.5	4.4
Amortization of intangible assets	18.8	18.0	4.4	75.2	73.1	2.9
Restructuring charges	3.1	2.1	47.6	52.4	16.2	223.5
Other charges/(gains)	12.0	1.1	991.8	53.2	25.8	106.2
ASSA transaction expenses (d)	-	-	-	-	0.4	(100.0)
Amortization of inventory step-up (e)	-	-	-	-	0.3	(100.0)
Interest expense	26.8	27.9	(3.9)	115.2	120.5	(4.4)
Asset impairment charge (f)	3.5	-	NM	53.6	-	NM
Transformation costs (h)	-	-	-	3.0	-	NM
Manufacturing facility fire (g)	18.1	-	NM	21.1	-	NM
Defined benefit plan actuarial losses/(gains)	-	18.9	(100.0)	-	18.6	(100.0)
Income taxes	16.8	28.2	(40.4)	106.2	133.6	(20.5)

EBITDA before charges/gains (c)	201.1	227.2	(11.5)	878.4	955.9	(8.1)

* Depreciation excludes accelerated depreciation expense of $(1.8) million for the thirteen weeks ended December 27, 2025, and $19.3 million for the fifty-two weeks ended December 27, 2025. Accelerated depreciation is included in restructuring and other charges/gains. Depreciation excludes accelerated depreciation expense of $2.4 million for the thirteen weeks ended December 28, 2024, and $25.0 million for the fifty-two weeks ended December 28, 2024. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 27, 2025
Short-term debt **	$-
Long-term debt **	2,544.9
Total debt	2,544.9
Less:
Cash and cash equivalents **	264.0
Net debt (1)	$2,280.9
For the fifty-two weeks ended December 27, 2025
EBITDA before charges/(gains) (2) (c)	$878.4

Net debt-to-EBITDA before charges/gains ratio (1/2)	2.6

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of December 27, 2025.

(c) (d) (e) (f) (g) (h) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended December 27, 2025, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.1 million ($2.3 million after tax or $0.02 per diluted share) of restructuring charges, $12.0 million ($9.1 million after tax or $0.08 per diluted share) of other charges/gains, $3.5 million ($2.6 million after tax or $0.02 per diluted share) asset impairment charges and $18.1 million ($13.4 million after tax or $0.11 per diluted share) of manufacturing facility fire.

For the fifty-two weeks ended December 27, 2025, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $52.4 million ($40.2 million after tax or $0.33 per diluted share) of restructuring charges, $53.2 million ($39.9 million after tax or $0.33 per diluted share) of other charges/gains, $53.6 million ($40.2 million after tax or $0.33 per diluted share) asset impairment charges, $21.1 million ($15.7 million after tax or $0.13 per diluted share) of manufacturing facility fire and $3.0 million ($2.0 million after tax or $0.02 per diluted share) of transformation costs.

For the thirteen weeks ended December 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $2.2 million ($1.6 million after tax or $0.01 per diluted share) of restructuring charges, $1.1 million ($0.9 million after tax or $0.01 per diluted share) of other charges/gains and $18.8 million ($14.4 million after tax or $0.11 per diluted share) of defined benefit plan actuarial losses.

For the fifty-two weeks ended December 28, 2024, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $16.2 million ($12.3 million after tax or $0.1 per diluted share) of restructuring charges, $25.8 million ($20.1 million after tax or $0.16 per diluted share) of other charges/gains and $18.6 million ($14.2 million after tax or $0.11 per diluted share) of defined benefit plan actuarial losses.

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	% Change	December 27, 2025	December 28, 2024	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	0.63	0.84	(25.0)	2.47	3.75	(34.1)

Restructuring charges	0.02	0.01	100.0	0.33	0.10	230.0
Other charges/(gains)	0.08	0.02	300.0	0.33	0.16	106.3
Asset impairment charge (f)	0.02	-	NM	0.33	-	NM
Manufacturing facility fire (g)	0.11	-	NM	0.13	-	NM
Transformation costs (h)	-	-	-	0.02	-	NM
Defined benefit plan actuarial (losses)/gains	-	0.11	(100.0)	-	0.11	(100.0)
Diluted EPS from continuing operations before charges/gains (b)	0.86	0.98	(12.2)	3.61	4.12	(12.4)

(b) (f) (g) (h) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.

(In millions, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	% Change	December 27, 2025	December 28, 2024	% Change
Net sales (GAAP)
Water	616.8	644.6	(4.3)	2,447.6	2,564.6	(4.6)
Outdoors	294.9	303.0	(2.7)	1,323.0	1,350.1	(2.0)
Security	165.8	156.5	5.9	692.6	694.3	(0.2)
Total net sales	1,077.5	1,104.1	(2.4)	4,463.2	4,609.0	(3.2)

Operating income (loss)
Water	137.1	151.4	(9.4)	542.2	595.1	(8.9)
Outdoors	23.7	54.1	(56.2)	83.5	198.0	(57.8)
Security	13.5	13.9	(2.9)	79.9	100.4	(20.4)
Corporate expenses	(52.7)	(41.1)	(28.2)	(189.5)	(155.6)	(21.8)
Total operating income (GAAP)	121.6	178.3	(31.8)	516.1	737.9	(30.1)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	121.6	178.3	(31.8)	516.1	737.9	(30.1)
Restructuring charges (1)	3.1	2.2	42.7	52.4	16.2	223.5
Other charges/(gains) (2)	12.0	1.1	990.9	53.2	25.8	106.2
ASSA transaction expenses (d)	-	-	-	-	0.4	(100.0)
Amortization of inventory step-up (e)	-	-	-	-	0.3	(100.0)
Asset impairment charges (f)	3.5	-	100.0	53.6	-	NM
Transformation costs (h)	-	-	-	3.0	-	NM
Manufacturing facility fire (g)	18.1	-	100.0	21.1	-	NM
Operating income (loss) before charges/gains (a)	158.3	181.6	(12.8)	699.4	780.6	(10.4)

Water	140.6	152.5	(7.8)	570.5	603.8	(5.5)
Outdoors	41.8	55.2	(24.3)	175.6	218.0	(19.4)
Security	22.2	14.6	52.1	104.9	111.9	(6.3)
Corporate expenses	(46.3)	(40.7)	(13.8)	(151.6)	(153.1)	1.0
Total operating income before charges/gains (a)	158.3	181.6	(12.8)	699.4	780.6	(10.4)

(1)
Restructuring charges are primarily attributable to costs associated with the decision to consolidate our U.S. regional offices into one campus headquarters and related organizational and personnel changes, a product-line rationalization within our Outdoors segment and plant closures within our Water and Security segments, totaled $3.1 million for the thirteen weeks ended December 27, 2025 and $52.4 million for the fifty-two weeks ended December 27, 2025. Restructuring charges, which include costs incurred for product-line rationalization within our Outdoors segment, costs associated with the previously announced closure of a manufacturing facility within our Security segment and headcount actions across all segments, totaled $2.2 million and $16.2 million for the thirteen and fifty-two weeks ended December 28, 2024, respectively.
(2)
Other charges/(gains) represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, gains or losses from selling previously closed facilities. During the thirteen weeks and fifty-two weeks ended December 27, 2025, total other charges were $12.0 million and $53.2 million. For the thirteen and fifty-two weeks ended December 28, 2024, total other charges were $1.1 million and $25.8 million, respectively.

(a) (d) (e) (f) (g) (h) For definitions of Non-GAAP measures, see Definitions of Terms page

NM = Not Meaningful

FORTUNE BRANDS INNOVATIONS, INC.

OPERATING MARGIN TO OPERATING MARGIN BEFORE CHARGES/GAINS

(Unaudited)

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	December 27, 2025	December 28, 2024	Change	December 27, 2025	December 28, 2024	Change
WATER
Operating margin (j)	22.2%	23.5%	(130) bps	22.2%	23.2%	(100) bps
Restructuring charges	0.1%	0.2%		0.9%	0.2%
Other charges/(gains)
Cost of products sold	(0.1%)	-		-	0.1%
Selling, general and administrative expenses	-	-		0.1%	-
Asset impairment charge (f)	0.6%	-		0.1%	-
Operating margin before charges/gains (j)	22.8%	23.7%	(90) bps	23.3%	23.5%	(20) bps

OUTDOORS
Operating margin (j)	8.0%	17.9%	(990) bps	6.3%	14.7%	(840) bps
Restructuring charges	0.2%	-		0.4%	0.4%
Other charges/(gains)
Cost of products sold	(0.1%)	0.3%		0.6%	1.0%
Selling, general and administrative expenses	-	-		0.5%	-
Asset impairment charge (f)	-	-		3.9%	-
Manufacturing facility fire (g)	6.1%	-		1.6%	-
Operating margin before charges/gains (j)	14.2%	18.2%	(400) bps	13.3%	16.1%	(280) bps

SECURITY
Operating margin (j)	8.1%	8.9%	(80) bps	11.5%	14.5%	(300) bps
Restructuring charges	0.2%	0.4%		1.1%	0.5%
Other charges/(gains)
Cost of products sold	(0.2%)	-		0.5%	1.1%
Selling, general and administrative expenses	5.3%	-		2.0%	-
Operating margin before charges/gains (j)	13.4%	9.3%	410 bps	15.1%	16.1%	(100) bps

TOTAL COMPANY
Operating margin (j)	11.3%	16.1%	(480) bps	11.6%	16.0%	(440) bps
Restructuring charges	0.3%	0.2%		1.2%	0.4%
Other charges/(gains)
Cost of products sold	(0.2%)	0.1%		0.3%	0.5%
Selling, general and administrative expenses	1.3%	-		0.9%	-
Asset impairment charge (f)	0.3%	-		1.1%	-
Transformation costs (h)	-	-		0.1%	-
Manufacturing facility fire (g)	1.7%	-		0.5%	-
Operating margin before charges/gains (j)	14.7%	16.4%	(170) bps	15.7%	16.9%	(120) bps

(f) (g) (h) (j) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.

RECONCILIATION OF GAAP NET SALES TO NET SALES EXCLUDING THE IMPACT OF CHINA SALES

(Unaudited)

Thirteen Weeks Ended December 27, 2025 vs Thirteen Weeks Ended December 28, 2024
% Change
Water
Percentage change in net sales (GAAP)	(4.3%)
Excluding China sales	3.7%
Net sales excluding impact of China (l)	(0.6%)

Thirteen Weeks Ended December 27, 2025 vs Thirteen Weeks Ended December 28, 2024
% Change
Total Company
Percentage change in net sales (GAAP)	(2.4%)
Excluding China sales	2.2%
Net sales excluding impact of China (l)	(0.2%)

Fifty-Two Weeks Ended December 27, 2025 vs Fifty-Two Weeks Ended December 28, 2024
% Change
Water
Percentage change in net sales (GAAP)	(4.6%)
Excluding China sales	3.3%
Net sales excluding impact of China (l)	(1.3%)

Fifty-Two Weeks Ended December 27, 2025 vs Fifty-Two Weeks Ended December 28, 2024
% Change
Total Company
Percentage change in net sales (GAAP)	(3.2%)
Excluding China sales	1.9%
Net sales excluding impact of China (l)	(1.3%)

(l) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $0.4 million in the fifty-two weeks ended December 28, 2024, respectively for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) For the fifty-two weeks ended December 28, 2024, the amortization of inventory step-up associated with the acquisition of the ASSA business was $0.3 million within our Water segment.

(f) For the thirteen and fifty-two weeks ended December 27, 2025, impairment charges of $3.5 million and $53.6 million were recorded related to the classification of certain assets to equal their fair value, less estimated costs to sell.

(g) For the thirteen and fifty-two weeks ended December 27, 2025, we recognized $18.1 million and $21.1 million of losses, net of probable insurance recoveries, related to a fire at one of our manufacturing facilities within the Outdoors segment.

(h) For the fifty-two weeks ended December 27, 2025, professional fees incurred related to ongoing transformation initiatives was $3.0 million at Corporate.

(i) Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

(j) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/(gains) is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(k) Cash conversion ratio is free cash flow divided by net income calculated in accordance with GAAP. Cash conversion ratio is a measure not derived in accordance with GAAP. Management believes that cash conversion ratio provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures by other companies.

(l) Net sales excluding the impact of China sales is net sales derived in accordance with GAAP excluding the impact of China sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company and its reportable segments from period to period. This measure may be inconsistent with similar measures presented by other companies.

Additional Information:

For certain forward-looking non-GAAP measures (as used in this press release, operating margin before charges / gains on a full Company and segment basis, EPS before charges / gains and free cash flow), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile the non-GAAP financial measure to the GAAP financial measure is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans, which are excluded from EPS before charges / gains, and restructuring and other charges, which are excluded from operating margin before charges / gains and EPS before charges / gains. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.